    As filed with the Securities and Exchange Commission on December 13, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           PETCO ANIMAL SUPPLIES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                             33-0479906
         (State or other jurisdiction                  (IRS Employer
       of incorporation or organization)          Identification Number)


                                 9125 REHCO ROAD
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 453-7845
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                   Copies to:
                  BRIAN K. DEVINE                    THOMAS A. EDWARDS, ESQ.
                     CHAIRMAN                           LATHAM & WATKINS
                  9125 REHCO ROAD                  701 "B" STREET, SUITE 2100
            SAN DIEGO, CALIFORNIA 92121            SAN DIEGO, CALIFORNIA 92101
                  (619) 453-7845                         (619) 236-1234
        (Name, address, including zip code,
    and telephone number, including area code,
               of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                       Proposed            Proposed
                                                    Amount              Maximum             Maximum           Amount of
                Title of Shares                      to be             Aggregate           Aggregate        Registration
               to be Registered                   Registered      Price Per Share(1)   Offering Price(1)         Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value................     876,706             $19.13            $16,771,386          $5,083
==========================================================================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, and based on a per share price of $19.13, the average of the high and low prices of the Company's common stock as reported on The Nasdaq National Market on December 11, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  Page 1 of 16
                            Exhibit Index on Page 13

PROSPECTUS
                           PETCO ANIMAL SUPPLIES, INC.

           876,706 Shares of Common Stock, Par Value $0.0001 Per Share

         This Prospectus relates to 876,706 shares of common stock, par value $0.0001 per share (the "Common Stock"), of Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), which may be offered from time to time by certain stockholders of the Company (such holders being hereinafter described as the "Selling Stockholders"). The shares of Common Stock to be registered hereunder are hereinafter referred to as the "Securities." The Selling Stockholders acquired the Securities in private placements of the Common Stock in July and October 1996 in connection with the acquisition by the Company of certain companies owned and operated by the Selling Stockholders.

         All of the Securities are to be offered for the account of the Selling Stockholders. The Selling Stockholders, directly or through agents, dealers or underwriters, may offer and sell from time to time all or any part of the Securities held by each of them in amounts and on terms to be determined or at quoted prices then prevailing on The Nasdaq National Market. To the extent required, the amounts of the Securities to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Securities. The Selling Stockholders will pay any sales commissions or other seller's compensation applicable to such transactions. The Selling Stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act. Certain of the Selling Stockholders may pledge or otherwise encumber shares covered by this Prospectus pursuant to agreements with lenders, and to the extent such shares subsequently become the property of such lenders pursuant to such agreements, such shares may be offered and sold from time to time by such lenders in the manner set forth above. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

         The Company will not receive any of the proceeds from the sale of the Securities.

         The Company has agreed to pay all costs of the registration of the Securities. Such costs, fees and disbursements are estimated to be approximately $25,000.

         The Common Stock to be registered hereunder is listed for trading on The Nasdaq National Market under the symbol "PETC."
                        ---------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
         ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                              CONTRARY IS UNLAWFUL.
                         -------------------------------

               The date of this Prospectus is ____________, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic reports, proxy statements and other information filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov). In addition, the Common Stock is listed on The Nasdaq National Market and similar information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 "K" Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended February 3, 1996;

         (b)      Quarterly Report on Form 10-Q for the quarter ended May 4,
                  1996;

         (c)      Quarterly Report on Form 10-Q for the quarter ended August 3,
                  1996;

         (d)      Quarterly Report on Form 10-Q for the quarter ended November
                  2, 1996;

         (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended February 3, 1996;

         (f) The restated financial statements of the Company for the fiscal year ended February 3, 1996 set forth in the Registration Statement on Form S-4 (File No. 333-14699) filed with the Commission on October 23, 1996, as amended by Amendment No. 1 filed with the Commission on November 20, 1996; and

         (g) The description of the Common Stock set forth in the Registration Statement on Form 8-A dated February 28, 1994, as amended by the Company's Form 8-A/A dated March 15, 1994.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         A copy of any or all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) will be provided without charge to any person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request. Requests for such copies should be addressed to the Secretary of the Company, 9125 Rehco Road, San Diego, California 92121 (telephone number: (619) 453-7845).

                                   THE COMPANY

         Certain statements in this Prospectus that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors are discussed under the caption "Certain Cautionary Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996.

         The Company is a leading specialty retailer of premium pet food and supplies. As of November 2, 1996, the Company operated 287 stores, including 222 superstores, in 16 states and the District of Columbia. The Company's strategy is to become the leading category-dominant national chain of community pet food and supply superstores by offering its customers a complete assortment of pet-related products at competitive prices, with superior levels of customer service at convenient locations. The Company believes that this strategy provides it with a competitive advantage by combining the broad merchandise selection and everyday low prices of a pet supply warehouse with the convenience and service of a neighborhood pet supply store.

         The Company currently utilizes both superstore and traditional store formats. The Company's expansion strategy is to continue to open and acquire superstores, including relocations, expansions or remodels of existing traditional stores into superstores ("conversions"), and to close underperforming stores. In fiscal 1995, the Company opened or acquired 69 superstores, including 23 conversions, acquired four traditional stores and closed 13 stores. In fiscal 1996, the Company expects to open or acquire 55 superstores, including 16 conversions, and to close 14 stores. In fiscal 1997, the Company expects to open 45 superstores, including 20 conversions, and to close five stores. Based on this expansion plan, the Company expects to operate a total of 288 stores, including 232 superstores, by the end of fiscal 1996 and a total of 308 stores, including 277 superstores, by the end of fiscal 1997.

         A significant part of the Company's expansion strategy is to capitalize on the consolidation of the fragmented pet food and supply industry. The Company believes that there are acquisition opportunities which would allow the Company to attract new customers in existing markets, enter new markets and leverage operating costs. Generally, the Company seeks to acquire established and well-located stores or chains of stores which are similar in size and format to the Company's existing superstores.

         The Company's stores carry a complete assortment of leading brand name premium pet food, such as Iams, Nature's Recipe, Nutro and Science Diet, and high quality pet supplies and accessories, such as collars and leashes, grooming products, toys, pet carriers, cat furniture, dog houses, vitamins, treats and veterinary supplies. The Company's superstores also offer fish, reptiles, birds, other small animals and related food and supplies, as well as grooming services. The Company's prices on key food items are typically 10% to 30% below those generally offered by independent pet stores and are competitive with prices offered by pet supply warehouse stores. The Company believes that offering competitive prices on key food items increases customer traffic and generates sales of higher margin supplies.

         The Company's prototype 15,000 square foot superstores carry a complete merchandise assortment of more than 10,000 active stock keeping units ("SKUs") of high quality pet-related products. This is equivalent to the number of SKUs carried by a typical pet supply warehouse store and far exceeds the approximately 2,000 such items in a typical independent pet store, 500 such items in a typical mass merchant, 400 such items in a typical supermarket and 20 such items in a typical warehouse club. The Company's traditional stores, which average 3,500 square feet, also carry a wide variety of premium pet food and supplies (approximately 5,000 active SKUs). The Company's stores are located in high-traffic retail areas with ample parking, often in community shopping centers anchored by a large supermarket. Most of the Company's store managers and sales associates are better able to assist customers with their needs because they are pet owners and enthusiasts. The Company's superstores are brightly illuminated with colorful fixtures and graphics and feature prominent and attractive signage which is designed to create a customer-friendly environment. The Company believes that its superstores offer greater convenience, superior levels of customer service and generally a more enjoyable shopping experience than pet supply warehouse stores.

         The Company's executive offices are located at 9125 Rehco Road, San Diego, California 92121, and its telephone number is (619) 453-7845. The Company is incorporated under the laws of the State of Delaware.

                               RECENT DEVELOPMENTS

         On October 3, 1996, the Company entered into an Agreement and Plan of Merger, dated as of October 3, 1996 (the "Merger Agreement"), by and among the Company, PASI Acquisition Corp., a newly formed, wholly owned Minnesota subsidiary of the Company ("Merger Sub"), and Pet Food Warehouse, Inc., a Minnesota corporation ("PFW"), pursuant to which Merger Sub will be merged with and into PFW (the "Merger"), with the result that Merger Sub will cease to exist and PFW will become a wholly owned subsidiary of the Company. In the Merger, each outstanding share of PFW common stock (other than dissenting PFW shares, if any) will be converted into the right to receive that fraction of a share of the Company's Common Stock equal to (i) 0.2173913 of a share of Common Stock if the average of the closing prices of the Common Stock as reported on The Nasdaq National Market with respect to the ten (10) trading days immediately preceding the closing of the Merger (the "Company Stock Price") is less than or equal to $23.00, (ii) the quotient of (A) $5.00 divided by (B) the Company Stock Price if the Company Stock Price is greater than $23.00 and less than $25.00, or (iii)
0.2 if the Company Stock Price is greater than or equal to $25.00.

         The Merger is intended to qualify as a tax free reorganization and to be treated as a pooling of interests for accounting purposes. It is anticipated that the consummation of the Merger will occur on or about December 31, 1996.

                              SELLING STOCKHOLDERS

         All of the Securities offered hereby will be sold for the account of the Selling Stockholders. Information regarding the Selling Stockholders is set forth in the following table.

                                       Stock Owned                Stock Offered for                Stock Owned
      Registered Owners             Prior to Offering            Stockholders Acct.              After Offering
      -----------------             -----------------            ------------------              --------------
Richard Covello                            238,294                      238,294                          0
Steven Fusaro                              168,871                      168,871                          0
Frank W. Howard                            219,519                      219,519                          0
James Koskey                                11,634                       11,634                          0
Joseph Nigro                               238,388                      238,388                          0

         None of the Selling Stockholders has any position, office or other material relationship with the Company or any of its affiliates (or had any such position, office or material relationship within the past three years), or will own greater than one percent of the Common Stock of the Company after this offering, except that James Koskey served as Assistant Secretary of the Company from October to November 1996.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders are entitled to distribute from time to time up to 876,706 shares of the Securities, representing approximately 5.3% of the outstanding Common Stock of the Company on a fully diluted basis as of November 2, 1996. The Selling Stockholders' plan of distribution is set forth on the cover page of this Prospectus.

                                     EXPERTS

         The consolidated financial statements of the Company for the fiscal year ended February 3, 1996 included in the Registration Statement on Form S-4 (File No. 333-14699), as amended, and incorporated by reference in this Prospectus have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Latham & Watkins, San Diego, California.

================================================================================

         No dealer, salesperson or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer by the Company to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS


                                                      PAGE
Available Information....................................2

Incorporation of Certain
    Documents by Reference...............................2

The Company..............................................4

Recent Developments......................................5

Selling Stockholders.....................................6

Plan of Distribution ....................................6

Experts..................................................6

Legal Matters............................................6



                                 876,706 SHARES

                                  PETCO ANIMAL
                                 SUPPLIES, INC.



                                  COMMON STOCK


                            -------------------------

                               P R O S P E C T U S

                            -------------------------


                               ____________, 1996



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following is an itemized statement of expenses to be incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

      Securities and Exchange Commission registration fee............ $  5,083
      Blue Sky fees and expenses.....................................    2,000
      Public accountants' fees.......................................    5,000
      Company legal fees and expenses................................   10,000
      Miscellaneous expenses.........................................    2,917
                                                                      --------
                TOTAL................................................ $ 25,000
                                                                      ========

All of the above items except the registration fee are estimates.

Item 15.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

         The Company has entered into indemnification agreements with certain officers and directors to effectuate these indemnity provisions.

Item 16.  Exhibits.

         2.1 Agreement and Plan of Merger, dated as of October 3, 1996, by and among the Company, PASI Acquisition Corp. and Pet Food Warehouse, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4 (File No. 333-14699) filed with the Commission on October 23, 1996, as amended by Amendment No. 1 filed with the Commission on November 20, 1996).

         5.1      Opinion of Latham & Watkins.

         23.1     Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

         23.2     Consent of KPMG Peat Marwick LLP.

         24.1     Power of Attorney (included on signature page hereto).

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act

(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 13th day of December, 1996.

                           PETCO ANIMAL SUPPLIES, INC.


                           By:/S/ BRIAN K. DEVINE
                              ------------------------------------
                              Brian K. Devine
                              Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Brian K. Devine and Richard C. St. Peter, and either of them, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission.

Signature                                  Title                                          Date
---------                                  -----                                          ----

/S/ BRIAN K. DEVINE
-----------------------------              Chairman, President and Chief Executive        December 13, 1996
Brian K. Devine                              Officer (Principal Executive Officer)


/S/ RICHARD C. ST. PETER                   Executive Vice President, Chief Financial      December 13, 1996
-----------------------------                Officer and Secretary (Principal
Richard C. St. Peter                         Financial Officer)


/S/ JAMES M. MYERS
-----------------------------              Senior Vice President, Finance (Principal      December 13, 1996
James M. Myers                               Accounting Officer)


/S/ C. HUNTER BOLL
-----------------------------
C. Hunter Boll                             Director                                       December 13, 1996


/S/ ANDREW G. GALEF
-----------------------------
Andrew G. Galef                            Director                                       December 13, 1996


/S/ SHAHAN D. SOGHIKIAN
-----------------------------
Shahan D. Soghikian                        Director                                       December 13, 1996


/S/ PETER M. STARRETT
-----------------------------
Peter M. Starrett                          Director                                       December 13, 1996

                                  EXHIBIT INDEX

         The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.

Exhibit No.                  Description                                         Page
-----------                  -----------                                         ----
2.1                    Agreement and Plan of Merger, dated as of                  --
                       October 3, 1996, by and among the Company,
                       PASI Acquisition Corp. and Pet Food
                       Warehouse, Inc. (incorporated by reference to
                       Exhibit 2.1 to the Company's Registration
                       Statement on Form S-4 (File No. 333-14699)
                       filed with the Commission on October 23,
                       1996, as amended by Amendment No. 1 filed
                       with the Commission on November 20, 1996).

5.1                    Opinion of Latham & Watkins.                               14

23.1                   Consent of Latham & Watkins (included in                   --
                       Exhibit 5.1 hereto).

23.2                   Consent of KPMG Peat Marwick LLP.                          16

24.1                   Power of Attorney (included on signature                   --
                       page hereto).